SCHEDULE 14C INFORMATION
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a party other than the Registrant [ ]
Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

AMERICAN CAPITAL ALLIANCE, INC.
 (Name of Registrant as Specified In Its Charter)

(Name of Person (s) Filing Proxy Statement,
if other than the Registrant)

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INFORMATION STATEMENT
TO STOCKHOLDERS
OF
AMERICAN CAPITAL ALLIANCE, INC.
1400 N. Gannon Drive, 2nd Floor
Hoffman Estates, IL 60194
----------------------------------------------------

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
THE BOARD OF DIRECTORS OF THE COMPANY.
WE ARE NOT ASKING YOU FOR A PROXY
YOU ARE REQUESTED
NOT TO SEND US A PROXY.

This Information Statement is furnished to holders of shares of common stock, $.0001 par value (the "Common Stock"), of American Capital Alliance, Inc. (the "Company") to notify such stockholders that on or about September 9, 2004 the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 51 % of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company's name will change to "American Petroleum Group, Inc." (the "Name Change").

This Information Statement describing the approval of the Name Change and the reverse split of common stock (the "Stockholder Matter") is first being mailed or furnished to the Company's stockholders on or about October 15, 2004, and such matters shall not become effective until at least 10 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $10,000.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company's voting stock.

OUTSTANDING VOTING SECURITIES

     As of September 30, 2004 (the "Record Date"), out of the 100,000,000 shares of Common Stock authorized there were 69,800,000 shares of Common Stock issued and outstanding, and out of the 10,000,000 shares of preferred stock authorized there were no shares of the preferred stock outstanding.

     Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company's stockholders. Each share of Common Stock was entitled to one (1) vote.

    The Company's Board of Directors approved this action on November 18, 2003 and recommended that the Articles of Incorporation be amended in order to effectuate the name change.

     The proposed Amendment to the Articles of Incorporation to amend the name of the Corporation to "American Petroleum Group, Inc." was filed with the Nevada Secretary of State and was effective on November 19, 2003. If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

     The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

     The Board of Directors of the Company has determined that all Shareholders MUST return their certificates to have them re-issued by the Transfer Agent. Along with this Information Statement, the Transfer Agent will send a Letter of Transmittal for each shareholder to return the shares with the previous name of the Company in order to have new certificates issued.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of September 24, 2004, with respect to the beneficial ownership of the 69,800,000 outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.

                                              No. of Common                             No. of Preferred                             % ownership(1)
         James W. Zimbler         10,000,000                                     1,000,000                                         14.7
         Richard Carter              10,000,000                                     1,000,000                                         14.7
         George L. Riggs, III        3,000,000                                        150,000                                             *
         Michael S. Krome, Esq.  3,000,000                                        150,000                                             *
         Alpha Advisors, LLC      2,275,000                                        227,500                                             * (2)(3)
         Richard Steifel                 5,000,000                                             --                                               7.3
         Chris Hansen                   3,100,000                                             --                                                 *
         Jesse Fuller (4)              11,500,000                                             --                                             21.2(4)
         Alfred Ciella                       400,000                                             --                                                 *

(1)    Percentage of ownership does not include conversion ration of preferred stock at a rate of one share of preferred stock to ten shares of common stock.
(2)    Alpha Advisors, LLC owns an additional 1,000,000 shares of common stock
(3)    Alpha Advisors, LLC is controlled by James W. Zimbler, Richard Carter, George L. Riggs, and Michael S. Krome. When
         all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 43.1%, if voted as a block.
(4)    Mr. Fuller owns an additional 3,375,000 shares of common stock, resulting in an ownership percentage of 21.2%.

DESCRIPTION OF THE STOCKHOLDER MATTER

Approval of the Certificate of Amendment to the Company's Certificate of Incorporation and related actions.

      The Board of Directors (the "Board") by unanimous written consent dated as of September 9, 2004, and certain stockholders (the "Majority Stockholders"), owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of September 9, 2004, approved and adopted resolutions to amend the Company's Certificate of Incorporation. The Certificate of Amendment to the Company's Certificate of Incorporation, already filed with the Secretary of State of the State of Nevada changed the Company's name to "American Petroleum Group, Inc." or such similar available name, and will not be effective earlier than 20 days after the mailing of this Information Statement.

Procedure for the Approval of the Certificate of Amendment to the Company's Certificate of Incorporation
     The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained
     The Board, by its unanimous written consent (the "Board Consent"), adopted resolutions approving the Certificate of Amendment to the Company's Certificate of Incorporation to amend the name of the Corporation to "American Petroleum Group, Inc." On the Record Date, the only issued and outstanding shares of the Company's capital stock entitled to vote on the proposed amendment were 69,800,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), of which the Majority Stockholders held in excess of 51% of the total stock entitled to vote on the proposed amendment. On September 9, 2004, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company's Certificate of Incorporation, a copy of which is attached to this Information Statement as Exhibit A. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company's Certificate of Incorporation.

Dissenters' Rights of Appraisal.

     Under Nevada Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

APPROVAL OF REVERSE SPLIT

      The Board of Directors has determined that it is in the best interest of the Company to approve a reverse split of 20 to 1 of its issued and outstanding common stock (the "New Common Stock"). It is necessary to take this action to allow the Company to attract the interest of the financial community.

     The Board of Directors has fixed the effective date of the reverse split as October 20, 2004, (the "Effective Date"). As of the Effective Date, a shareholder of the Company will receive one (1) new share of common stock for each twenty (20) old shares of common stock of the Company. The resolution adopted by the Board of Directors calls for each fractional share to be rounded downward. This means, for example, if a shareholder owns 10,000 shares of the old common stock of the Company prior to October 20, 2004, that after the Effective Date he or she will be issued 500 shares of New Common Stock of the Company. The amount is determined by taking the 10,000 shares of old common stock and dividing that number by 20, leaving a remainder of 500 New Common Stock. In the case of fractional shares, they will be rounded down to the nearest whole share, therefore a shareholder would then be the owner of the next lowest whole number of shares. This is being done to avoid additional expense to the Company.

     The Board of Directors has also determined, with the approval of a majority of shares entitled to vote, that in order to receive the New Common Stock a shareholder must return the certificate representing Old Common Stock. Upon receipt of the Old Common Stock certificate, the Transfer Agent will issue new certificates representing New Common Stock.

     The Board of Directors believes that by effectuating the reverse split of the common stock, it will increase the attractiveness of the Company to the financial community.

     Based upon the number of shares outstanding on October 20, 2004, of 69,800,000 there will be approximately 3,490,000 shares outstanding after the reverse, prior to the issuance of shares of common stock for the Acquisition as outlined in Item 2.

ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:
(1)     Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004
(2)     Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004;
(3)     Annual Report on Form 10-KSB, as amended for the year ended December 31, 2003; and
(4)     Form 8-K's dated November 6, 2003, July 9, 2004 and September 20, 2004.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,
PLEASE CONTACT:

Mr. James W. Zimbler
American Capital Alliance, Inc.
1400 N. Gannon Drive, 2nd Floor
Hoffman Estates, IL 60194
(847) 310-9416

By order of the Board of Directors of
American Capital Alliance, Inc.

By: /s/ James W. Zimbler
----------------------

Name: James W. Zimbler
Title: Chief Executive Officer and President

Exhibit A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AMERICAN CAPITAL ALLIANCE, INC.